Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 33-31765, No. 333-51585 and No. 333-100224 of The Pep Boys - Manny, Moe,
& Jack on Form S-8 of our report dated June 2, 2003, appearing in this Annual Report on Form 11-K of The Pep Boys Savings Plan for the year ended
December 31, 2002.



/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 26, 2003